Exhibit 99.2

Script for Sonus Networks Conference Call
March 29, 2004


Jocelyn Philbrook, director of investor relations:

Thank you. Good morning everyone. Thank you for joining us today as we discuss the press release Sonus issued this morning. With me today are Sonus' President and CEO, Hassan Ahmed and Chief Financial Officer, Steve Nill.

The press release was issued today at 7:30 am Eastern Time on Business Wire and on First Call. The text of this release also appears on our Web site at www.sonusnet.com.

Before Hassan offers his opening remarks, I would like to remind you that during this call, we will make projections or forward-looking statements regarding items such as future market opportunities and the company's financial performance. These projections or statements are just predictions and involve risks and uncertainties such that actual events or financial results may differ materially from those we have forecasted. As a result, we can make no assurances that any projections of future events or financial performance will be achieved. For a discussion of important risk factors that could cause actual events or financial results to vary from these forward-looking statements, please refer to the "Cautionary Statements" section of our quarterly report on Form 10-Q dated November 10th 2003.

Risk factors include, among others, uncertainties regarding the Company's ability to complete its review and the related audit and file its Annual Report on Form 10-K/A for 2003 and future periodic reports, risks as to the SEC's investigation of these or other matters, unforeseen issues encountered in the completion of the audit, uncertainties regarding the extent to which prior period financial statements will be restated, the continued adverse effect of developments in the telecommunications industry, Sonus' ability to grow its customer base, dependence on new product offerings, market acceptance of its products, competition from large incumbent vendors, rapid technological and market change and manufacturing and sourcing risks. In addition, any forward-looking statements represent Sonus' views only as of today and should not be relied upon as representing Sonus' views as of any subsequent date. While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so.

In addition, because we were unable to give several days' advance notice of this call, the statements we make on this call are not considered valid public disclosure for purposes of Regulation FD. To address this, we have filed a Form 8-K with the SEC containing our script for this call. However, because it was obviously impossible to include in that script the responses to questions asked on this call, our responses to questions must be limited to information covered in our prepared remarks. Please bear that in mind if we are unable to address certain questions you may wish to ask on this call.


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I would now like to turn the call over to Hassan.

Hassan Ahmed, president and CEO:

Thanks Jocelyn. Good morning everyone and thank you for joining us today on such short notice. Today I will provide some comments on the financial review process that Sonus has undertaken. Then, since it has been a while since our last conference call, I will provide you with some detail on the progress that we are making in our business. Following that, Steve will then briefly discuss the audit with you.

This morning Sonus announced that we have delayed filing our amended 10-K for fiscal year ended 2003. As we had reported to you previously, Sonus is conducting a detailed review of its financial statements for 2003 and prior periods. We have made considerable progress toward completing the review of our 2003 and 2002 financial results and are now considering whether to expand the review to prior periods.

Sonus strives to achieve the highest level of integrity and transparency, in both our business operations and financial reporting. As we reported to you previously, we are engaged in a detailed review of the timing of revenue recognized from customer transactions and of other financial statement accounts. All of the revenue that Sonus had previously reported to you was the result of good business, meaning that the products had been shipped to our customers and we have either received payment or are receiving payment for the products in the ordinary course. We are deeply disappointed that during our year-end audit in January, senior management and our auditors discovered that certain employees had engaged in behavior that violated our code of conduct and potentially compromised the integrity of our financial reporting. We therefore felt it was necessary and appropriate to launch a comprehensive financial investigation.

We consider this a very serious matter and have responded with aggressive measures to address the issue. Sonus expanded the year-end financial review to cover not only 2003, but also prior periods. Sonus' audit committee launched an independent investigation to determine the extent of the behavior. Finally, Sonus proactively notified the Securities and Exchange Commission of the investigation and we have been providing them with the results of our investigation.

Since we last updated you, Sonus has been thoroughly reviewing the financial results we reported during 2002 and 2003. We are now considering whether to expand the review to include the results from additional prior periods. Ernst and Young was not our auditor for periods prior to 2002, and therefore, if we determine that it is appropriate to review prior periods, the review and accompanying audit could take some time.

I want to be clear that the delay in filing our results does not detract from the progress we have made in our business. Sonus has accomplished a lot over the last year, and continues to do so in 2004. While it could be easy to let the recent financial review overshadow our achievements, I want to remind you that this has not impacted the fundamentals of our business. Sonus has a strong competitive position in a market that is


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now beginning to reach mainstream adoption.  We are pleased with the progress in our business to date and our start to 2004. Now let's get into some details.

In the fourth quarter, Sonus made important progress with its customers. For example, two of our largest customers, Verizon and Qwest, continued to roll out their Sonus-based networks.

In July last year, we announced that Verizon had chosen Sonus to deploy a long-distance packet voice network in select cities. I'm sure you saw their announcement about accelerating the build out of their packet switched network. Over the past several quarters, Sonus and Verizon have built a successful long-distance network. Sonus expects to continue to support and expand those deployments. Down the road, we anticipate there will be a number of voice over IP opportunities at Verizon, which we'll be aggressively pursuing.

For Qwest, 2003 marks the third year of substantial expansion of their next-generation network and Qwest has one of the larger installed bases of Sonus equipment. We continue to work with Qwest as they grow their packet voice network and expand these technologies into new applications.

In the fourth quarter, we announced that America Online is deploying a Sonus solution to offer premium services to their customers. AOL has grown their membership to over 35 million around the world and is known to many as a pioneer in new feature development for their users. Today, AOL offers their customers Internet call alert, email by phone and voicemail over their computers, all enabled by a packet voice infrastructure from Sonus.

Carrier deployment of packet voice solutions is accelerating, and monthly traffic volumes on Sonus-based networks have continued to ramp steadily from the 5 billion minutes per month we reported in Q3 to over 6.5 billion minutes per month today. This is an important validation of the scalability, reliability and quality of our solutions.

In Q4, Sonus delivered Release 5.1 of its industry-leading software, once again furthering our technology leadership with major new features and functionality that extend the applications of our solutions. Specifically, Sonus' new Network Border Switching capabilities address carriers' growing requirements for security, session control and address translation between IP networks, and facilitate the development of the ubiquitous all-IP network. As packet voice networks continue to proliferate, service providers are moving to connect to each other using IP, rather than circuits. This trend is opening up new opportunities for carriers in a number of key areas including packet peering, enterprise access, end user access, and application service provider access. Sonus' new network border switch enables carriers to address each of these opportunities with an advanced carrier grade solution.

Looking back, 2003 was an important year for Sonus. We strengthened our company in many of the dimensions we need to build a large business. We successfully broadened our customer base, including announcing relationships with AT&T, Verizon, America


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Online and IDT. We made important additions to our product line, introducing new capabilities and features that widened our addressable market to include the wireless operators and network border switching. Major software releases introduced last year provided enhancements in a number of key areas, expanding our voice VPN features, broadening our international capabilities with a new set of international signaling variants, and delivering traffic control features that enable network performance optimization.

Taking a wider view, 2003 will be remembered as the year that voice over IP became a mainstream technology. It is hard to pick up a newspaper or industry report without some mention of voice over IP. More importantly, some of the largest carriers in the world have announced plans to offer VoIP services. At Sonus, our mission from the start has been to develop carrier class VoIP solutions. Driven in large part from the success of networks built on Sonus, carriers recognize that voice over IP technologies can deliver the same quality of service as their TDM networks, while harnessing the powerful service delivery platform of a converged IP network. This, combined with continued changes in the regulatory environment, is driving a lot of new competitive activity among the carriers.

Unlike the last major shift in switching technologies from analog to digital in the 1970s, voice over IP is much more than simply the next technology platform. By separating services and applications from transport, VoIP enables carriers to deliver broadband services to customers without having to own connectivity to the customer. This has the potential to change the structure of the industry and the players, redefining the winners and losers. So it is clear that packet voice technologies will play an important role in helping to shape the industry.

Looking ahead, 2004 is stacking up to be an incredibly exciting year for our industry and our company. Sonus' mission is clear: further expand our market presence, keep building our technology lead, extend our international reach, and accomplish all this within the context of a business that is financially strong.

We are making important progress towards these goals. Sonus recently announced its first OEM relationship with a global leader in the wireless market, Motorola. Motorola has integrated Sonus' industry-leading GSX9000 media gateway with the Motorola SoftSwitch, a next-generation switching platform for wireless carriers around the globe. Through this relationship with Motorola, Sonus is now able to offer a proven solution for the access portion of wireless carriers' networks, complementing Sonus' SMARRT Wireless solution for the core and effectively doubling our addressable market.

Additionally, Sonus recently announced that one of Japan's largest broadband communication carriers, Softbank Broadband, is deploying Sonus infrastructure as part of a multi-million dollar contract to build out a new packet-based, next-generation voice network. SBB was awarded approximately 6 million of 9 million new IP-based telephone numbers to be issued in Japan, and is expanding its network to accommodate the continued growth in subscribers. SBB is deploying Sonus' voice solutions to provide


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long distance  voice  services first for  residential  subscribers  and then for enterprise customers in later deployment phases.

By now it is obvious that carriers throughout the world will adopt voice over packet technologies. Sonus has announced positions with 32 carriers and we are just getting started. We are growing our sales force and investing in marketing to drive our solutions into large networks around the globe. Our trial base continues to be strong and is diverse across carrier type and application, including long distance, local, wireline and wireless operators.

In summary, this is an exciting time for our business. We are at the beginning of a long-term and fundamental opportunity for Sonus. The industry has moved to the next phase of the market in which incumbent carriers are beginning to adopt and deploy packet voice solutions. We entered 2004 with confidence. Sonus has winning technologies and a talented team, combined with an unwavering focus on building one of the premier suppliers in next-generation voice.

With that, I would now like to turn the call over to Steve.

 Steve Nill, vice president of finance and administration and CFO:

Thanks Hassan. I'd like to briefly comment on our review of the financial results. As the head of the finance organization, I am personally deeply disappointed with our current situation, and the impact that it has had on our company and our shareholders. For those of you who know Sonus, the integrity of our financials is paramount. And at Sonus, we hold ourselves to the highest standards of legal, ethical and honorable behavior. When we discovered the issues we're currently dealing with, we immediately began taking the appropriate and necessary steps to address them.

Over the last few months, we have put a great deal of effort into completing the expanded review and accompanying audit. During this process we have been thoroughly reviewing the 2002 and 2003 financial results previously reported to you. It is unfortunate that we were unable to file our amended Annual Report for 2003 within the 15-day grace period; however, we have made considerable progress towards completing the review of 2003 and 2002.

As part of completing our review, we are assessing the need to expand the review to prior periods. Our independent auditor, Ernst and Young, was not our auditor of record for periods prior to 2002. So, if it is determined that we need to expand our review into periods prior to 2002, completing the review and the accompanying audit could take some time.

Based on the information we have today, we expect to restate our historical financial results for fiscal year 2002 and for the first three quarters of fiscal year 2003. It is important to remember that all of the revenue we previously reported is the result of products that have been delivered to our customers and we have either received payment or are receiving payment for the products in the ordinary course. So while revenue is expected to


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shift between periods or move between revenue and deferred revenue,  the overall strength of our business remains unchanged. We ended the fiscal year 2003 with in excess of $300 million in cash, cash equivalents and marketable securities.

To begin to restore investor confidence, we need to get our results on file. We are investing substantial time and resources to complete this financial review as quickly as possible. However, we do expect to receive notification from the Nasdaq that we are not in compliance with their filing requirements and that we could be subject to delisting from Nasdaq. The Nasdaq could change our trading symbol to "SONSE." We will have seven days to request a hearing with the Nasdaq once we receive such notification. If the Nasdaq grants a hearing, it is usually scheduled within 2 to 3 weeks. There is no assurance that the panel will grant our request for continued listing.

One last subject I'd like to cover is the shareholder lawsuits that have been filed against our company in recent weeks. We believe that the company has substantial legal and factual defenses, which we intend to pursue vigorously.

As you can imagine, at this time we are not able to provide you with additional details on the audit or our restatements beyond what we've already told you. But, if you have questions related to other aspects of our business, we've made time for a few of them.

I'll turn the call over to the operator for questions.